RESTRICTED STOCK AGREEMENT




         This Restricted Stock Agreement (the "Agreement") is entered into as of February 1, 1999 (the "Grant Date") by and between Johnstown America Industries, Inc., a Delaware corporation (the "Company") and [ ] (the "Grantee").

         WHEREAS, to provide long-term incentive to the Grantee as an executive of the Company, the Company desires to grant to the Grantee restricted shares ("Restricted Stock") of Common Stock, par value $.01 per share ("Common Stock"), of the Company, upon the terms and subject to the conditions hereinafter contained.

         1. NUMBER OF SHARES. The Grantee is hereby granted [ ] shares of Restricted Stock and, subject to the restrictions set forth herein, shall possess all incidents of ownership of such Restricted Stock, including the right to receive dividends on such stock and the right to vote such stock.

         2. RESTRICTIONS. Restricted Stock and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent, prior to the lapse of such restriction, which shall occur on the earlier of (x) five years from the date hereof if the Grantee has been continuously employed with the Company for such five year period, (y) a Change in Control (as defined herein) and (z) the Grantee's death or Disability (as defined herein). In the event that the restriction set forth above has not lapsed and the Grantee's employment with the Company is terminated for any reason other than termination by the Company without Cause, the Restricted Stock shall be forfeited by the Grantee. Notwithstanding the foregoing, any of the foregoing restrictions may be waived by the Company at any time as provided in Section 8 hereof.

         3. CERTAIN DEFINITIONS. For purposes of this Agreement:

                  (A) "Cause" shall have the meaning set forth in Grantee's Employment Agreement with the Company, dated as of January 1, 1996, as amended;

                  (B) "Change in Control" shall have the meaning set forth in Grantee's Employment Agreement with the Company, dated as of January 1, 1996, as amended.

                  (C) "Disability" shall mean the Grantee's disability as provided in Grantee's Employment Agreement with the Company, dated as of January 1, 1996, as amended.

         4. CERTIFICATE; RESTRICTIVE LEGEND. The Grantee agrees that any certificate issued for Restricted Stock prior to the lapse of the restrictions set forth herein shall be inscribed with the following legend in addition to any legend required by securities laws:

         This certificate and the shares of stock represented hereby are subject to the terms and conditions, including restrictions against transfer (the "Restrictions"), contained in the agreement entered into between the registered owner and the Company (the "Agreement"). Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

                  Upon the lapse of restrictions relating to the Restricted Stock, the Company shall issue to the Grantee or the Grantee's personal representative a stock certificate representing the Restricted Stock, free of the restrictive legend described in this Section 4 hereof, in exchange for the existing certificate for the Restricted Stock.

                  Restricted Stock forfeited pursuant to this Agreement shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee's successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares or certificates. If certificates containing restrictive legends shall have theretofore been delivered to the Grantee or the Grantee's personal representative, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

         5. TAXES. The Grantee shall be responsible for all taxes required to be paid under applicable tax laws with respect to the Restricted Stock.

         6. ENTIRE AGREEMENT. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Grantee represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

         7. AMENDMENT OR MODIFICATION, WAIVER. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, and is signed by both the Grantee and a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

         8. NOTICES. Any notice to be given hereunder shall be in writing and shall be deemed given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

                  To Grantee at:

                           [                        ]
                           c/o Johnstown America Industries, Inc.
                           980 North Michigan Avenue
                           Suite 1000
                           Chicago, IL   60611

                  To the Company at:

                           Johnstown America Industries, Inc.
                           980 North Michigan Ave., Ste. 1000
                           Chicago, IL   60611
                           Attention:  Secretary

                  Any  notice  delivered  personally  or by  courier  under this
Section 8 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

         9. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

         10. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

         11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth above.

                                      JOHNSTOWN AMERICA INDUSTRIES, INC.

                                      By:_________________________________
                                          Name:
                                          Title:


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